Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

Company Limited by Shares

SIXTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

BAIDU, INC.

百度集團股份有限公司

(adopted by special resolution passed on 26 August 2026 and effective on 1 September 2026)

1.	The name of the Company is Baidu, Inc. 百度集團股份有限公司.

2.

The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Act (As Revised), as amended from time to time, or any other law of the Cayman Islands.

4.	The liability of each Member is limited to the amount from time to time unpaid on such Member’s shares.

5.

The authorized share capital of the Company is US$43,520 divided into 66,000,000,000 Class A ordinary shares of a nominal or par value of US$0.000000625 each, 2,832,000,000 Class B ordinary shares of a nominal or par value of US$0.000000625 each and 800,000,000 preferred shares of a nominal or par value of US$0.000000625 each, with the power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Companies Act (As Revised) and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained, provided that, notwithstanding any provision to the contrary contained in this Memorandum of Association, the Company shall have no power to issue bearer shares, warrants, coupons or certificates.

This document is the official version. If there is any discrepancy or inconsistency between this document and its Chinese translation, this document shall prevail.

6.

If the Company is registered as exempted, its operations will be carried on subject to the provisions of Section 193 of the Companies Act (As Revised) and, subject to the provisions of the Companies Act (As Revised) and the Articles of Association, it shall have the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.

Capitalized terms that are not defined in this Amended and Restated Memorandum of Association bear the same meaning as those given in the Amended and Restated Articles of Association of the Company adopted by Special Resolution passed on 26 August 2026.

THE COMPANIES ACT (AS REVISED)

Company Limited by Shares

SIXTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

BAIDU, INC.

百度集團股份有限公司

(adopted by special resolution passed on 26 August 2026 and effective on 1 September 2026)

1.	In these Articles, Table A in the First Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Affiliate”	means (i) in the case of a natural person, such person’s parents, parents-in-law, spouse, children or grandchildren, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing, (ii) in the case of an entity, a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” shall mean the ownership, directly or indirectly, of shares possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

“Articles”	means the Sixth Amended and Restated Articles of Association adopted by Special Resolution, as from time to time altered, added to and substituted in accordance with the Statutes and these Articles.

“Auditor”	means the person or persons for the time being performing the duties of auditor of the Company.

“Class A Ordinary Share”	means a Class A Ordinary Share in the capital of the Company.

“Class B Ordinary Share”	means a Class B Ordinary Share in the capital of the Company.

“Communication Facilities”	means video, video-conferencing, internet or online conferencing applications, telephone or tele-conferencing and/or any other video-communication, internet or online conferencing application or telecommunications facilities by means of which all Persons participating in a meeting are capable of hearing and being heard by each other and all members’ rights to speak and vote at the meeting are maintained.

“Company”	means Baidu, Inc. 百度集團股份有限公司.

“Company’s Website”	means the website of the Company, the address or domain name of which has been notified to the Members.

“Corporate Communication”	has the same meaning as in the Listing Rules.

“debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Directors” and “Board of Directors”	means the current directors of the board of the Company.

“dividend”	includes bonus dividends.

“Electronic”	has the meaning given to it in the Electronic Transactions Act.

“Electronic Record”	has the meaning given to it in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefor.

“Listing Rules”	means the Rules Governing the Listing of Securities on the The Stock Exchange of Hong Kong Limited as amended from time to time.

“Member”	has the meaning as ascribed to it in the Statute.

“month”	means calendar month.

“Ordinary Shares”	means collectively the Class A Ordinary Shares and the Class B Ordinary Shares.

“paid up”	means paid up and/or credited as paid up.

“Person”	means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires.

“Present”

means, in respect of any Person, such Person’s presence at a general meeting of members, which may be satisfied by means of such Person or, if a corporation or other non-natural Person, its duly authorised representative (or, in the case of any member, a proxy which has been validly appointed by such member in accordance with these Articles), being:

(a)   physically present at the meeting; or

(b)   in the case of any meeting at which Communication Facilities are permitted, in accordance with these Articles, including any Virtual Meeting, connected by means of the use of such Communication Facilities.

“Recognised Clearing House”	has the same meaning as in Part I of Schedule 1 of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong).

“registered office”	means the current registered office of the Company in the Cayman Islands.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“share”	includes a fraction of a share.

“Special Resolution”	has the same meaning as in the Statute and includes a resolution approved in writing as described therein and for the purpose of these Articles, the requisite majority shall be super-majority vote, being not less than three-fourths of the votes of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. In computing the majority on a poll regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Statute”	means the Companies Act of the Cayman Islands (As Revised) and every statutory modification or re-enactment thereof currently in force.

“Virtual Meeting”	means any general meeting of members at which the members and any other permitted participants of such meeting (including, without limitation, the chairman of such meeting and any Directors) are permitted to attend and participate solely by means of Communication Facilities.

“written” and “in writing”	include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	“may” shall be construed as permissive and “shall” shall be construed as imperative;

(e)	a reference to a dollar or dollars (or $) is a reference to dollars of the United States;

(f)	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(g)

the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(h)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

3.	Subject to the last two preceding Articles, any words defined in the Statute shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

CERTIFICATES FOR SHARES

4.

Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorize certificates to be issued with the Seal and authorized signature(s) affixed by some method or system of mechanical process.

5.

Notwithstanding Article 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$1.00) or such less sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

SHARE CAPITAL

6.

The authorized share capital of the Company is US$43,520 divided into 66,000,000,000 Class A ordinary shares of a nominal or par value of US$0.000000625 each, 2,832,000,000 Class B ordinary shares of a nominal or par value of US$0.000000625 each and 800,000,000 preferred shares of a nominal or par value of US$0.000000625 each, with the power for the Company, insofar as is permitted by law, to redeem or purchase any of its shares and to increase or reduce the said capital subject to the provisions of the Statute and the Articles of Association and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

7.

Subject to compliance with the Listing Rules, the Directors from time to time may cause the Company to issue such amounts of preferred shares or other similar securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Ordinary Shares.

RIGHTS AND RESTRICTIONS ATTACHING TO ORDINARY SHARES

8.	The rights and restrictions attaching to the Ordinary Shares are as follows:

(a)	Income

Holders of Ordinary Shares shall be entitled to such dividends as the Directors may in their absolute discretion lawfully declare from time to time.

(b)	Capital

Holders of Ordinary Shares shall be entitled to a return of capital on liquidation, dissolution or winding-up of the Company (other than on a conversion, redemption or purchase of shares, or an equity financing or series of financings that do not constitute the sale of all or substantially all of the shares of the Company).

(c)	Attendance at General Meetings and Voting

Holders of Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall at all time vote together as one class on all matters submitted to a vote for Members’ consent. Each share of Class A Ordinary Share shall be entitled to one vote on all matters subject to the vote at general meetings of the Company, and each share of Class B Ordinary Share shall be entitled to ten (10) votes on all matters subject to the vote at general meetings of the Company.

(d)	Conversion

(i)

Each share of Class B Ordinary Share is convertible into one (1) share of Class A Ordinary Share at any time by the holder thereof. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

(ii)

If at any time Yanhong (Robin) Li and his Affiliates collectively own less than 5% of the total number of the issued and outstanding Class B Ordinary Shares of the Company, each issued and outstanding share of Class B Ordinary Share shall be automatically and immediately converted into one share of Class A Ordinary Share, and no Class B Ordinary Shares shall be issued by the Company thereafter.

(iii)

Upon any sale, pledge, transfer, assignment or disposition of Class B Ordinary Shares by a holder thereof to any person or entity which is not an Affiliate of such holder, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares; provided that, except as set forth in Article 8(d)(iv) below, a change in the beneficial ownership of Class B Ordinary Shares shall not cause a conversion under this Article 8(d)(iii).

(iv)

Within six months after a transfer by a holder of Class B Ordinary Shares to an Affiliate of such holder, if there is a change of the beneficial ownership of the Class B Ordinary Shares held by the Affiliate, such Class B Ordinary Shares shall be automatically and immediately converted into an equal number of Class A Ordinary Shares. For purposes of this Article 8(d)(iv), a transfer shall be deemed to be effective upon the Company’s registration of such transfer in its register of Members. For purposes of Article 8(d)(iii) and this Article 8(d)(iv), “beneficial ownership” shall have the meaning defined in Rule 13d-3 under the U.S. Securities Exchange Act of 1934, as amended.

9.

The Company shall maintain a register of its Members and a Member shall only be entitled to a share certificate if the Board of Directors resolves that share certificates be issued, provided that, in respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

10.

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

11.

The Directors may, in their absolute discretion (except with respect to a transfer from a Member to its Affiliate(s)), decline to register any transfer of shares without assigning any reason therefor. If the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal. Notwithstanding the foregoing, if a transfer complies with the holder’s transfer obligations and restrictions set forth under applicable law (including but not limited to U.S. securities law provisions related to insider trading) and these Articles, Directors shall promptly register such transfer. Further, any Director is authorized to confirm in writing addressed to the registered office to authorize a share transfer and to instruct that the register of members be updated accordingly, provided that the transfer complies with the holder’s transfer obligations and restrictions set forth under applicable law and these Articles and such holder is not the Director who authorizes the transfer or an entity affiliated with such Director. Any Director is authorized to execute a share certificate in respect of such shares for and on behalf of the Company subject to the Board of Directors resolving to issue share certificates pursuant to Article 9.

12.

The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than thirty days in any year.

REDEMPTION AND PURCHASE OF OWN SHARES

13A.	Subject to the provisions of the Statute, the Listing Rules and these Articles, the Company may:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Member or the Company on such terms and in such manner as the Directors may, before the issue of the shares, determine;

(b)

purchase its own shares (including any redeemable shares) provided that the Members shall have approved the manner of purchase by ordinary resolution or the manner of purchase shall be in accordance with the following Articles (this authorisation is in accordance with section 37(2) of the Statute or any modification or re-enactment thereof for the time being in force); and

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statute, including out of capital.

13B.

Purchase of shares listed on an internationally recognized stock exchange where the Company’s securities are traded (a “Designated Stock Exchange”): the Company is authorised to purchase any share listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)	the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share; and

(b)	the repurchase shall be at such time, at such price and on such other terms as determined and agreed by the Directors in their sole discretion provided however that:

(i)	such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the shares on the Designated Stock Exchange; and

(ii)	at the time of the repurchase, the Company is able to pay its debts as they fall due in the ordinary course of its business.

13C.	The purchase of any share shall not oblige the Company to purchase any other share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

13D.

The holder of the shares being purchased shall be bound to deliver to the Company at its registered office or such other place as the Directors shall specify, the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS OF SHARES

14.

Except as otherwise provided in these Articles, if at any time the share capital of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class and as set forth in the Articles) may, whether or not the Company is being wound up, liquidated or dissolved, be varied with the consent in writing of the holders of at least a majority of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued shares of the class and that any holder of shares of the class Present may demand a poll.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company. The rights of the holders of shares shall not be deemed to be materially adversely varied by the creation or issue of shares with preferred or other rights including, without limitation, the creation of shares with enhanced or weighted voting rights.

COMMISSION ON SALE OF SHARES

15.

The Company may, in so far as the Statute from time to time permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgment of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

16.

No person shall be recognized by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

CALL ON SHARES

17. (a)

The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company, at the time or times so specified, the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by installments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

18.

If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding, ten percent (10%) per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

19.

Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall, for the purposes of these Articles, be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

20.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

21. (a)

The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) seven percent (7%) per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)

No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

22. (a)

If a Member fails to pay any call or installment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, installment or payment remains unpaid, give notice requiring payment of so much of the call, installment or payment as is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which such notice was given will be liable to be forfeited.

(b)

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

23.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

24.

A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favor of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

25.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

26.

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

27.

In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognized by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

28. (a)

Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

29.

A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF

ASSOCIATION, CHANGE OF

LOCATION OF REGISTERED OFFICE &

ALTERATION OF CAPITAL

30. (a)

Subject to and in so far as permitted by the provisions of the Statute, the Company may from time to time by special resolution alter or amend its Memorandum of Association otherwise than with respect to its name and objects and may by ordinary resolution, without restricting the generality of the foregoing:

(i)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(ii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iii)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

(b)

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

(c)	Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

31.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may, by announcement published on the Designated Stock Exchange’s website or, subject to the Listing Rules, in the manner in which notices may be served by the Company by Electronic means as provided in the Articles or by advertisement published in the newspaper, provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case thirty days in any year. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

32.

In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend, fix a subsequent date as the record date for such determination.

33.

If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

34.	All general meetings of Members other than annual general meetings shall be called extraordinary general meetings.

35.

The Company shall in each financial year hold a general meeting of Members as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held within six months (or such other period as may be permitted by the Listing Rules) after the end of such financial year at such time and place (which, in the case of a Virtual Meeting, includes a virtual place) as may be determined by the Directors. At these meetings the report of the Directors (if any) shall be presented.

35A.

The Directors may make Communication Facilities available for a specific general meeting or all general meetings of the Company so that Members and other participants may attend and participate at such general meeting by means of such Communication Facilities. Without limiting the generality of the foregoing, the Directors may determine that any general meeting may be held as a Virtual Meeting.

36. (a)	The Directors may call extraordinary general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)

A Members requisition to convene an extraordinary general meeting and add resolutions to a meeting agenda is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten percent (10%) the voting power represented by the issued shares of the Company as at that date carries the right of voting at general meetings of the Company, on a one vote per share basis.

(c)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

(d)

If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within the next 60 days, the requisitionists may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of 120 days after the deposit of the requisition.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

37.

At least 21 days’ notice shall be given of any annual general meeting, and at least 14 days’ notice shall be given of any extraordinary general meeting. Every notice shall specify the place (which, in the case of a Virtual Meeting, includes a virtual place), the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote at the meeting; and

(b)

in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 95% in par value of the shares giving that right.

38.

The notice of any general meeting at which Communication Facilities will be utilised (including any Virtual Meeting) shall specify the Communication Facilities that will be utilised, including the procedures to be followed by any Member or other participant of the general meeting who wishes to utilise such Communication Facilities for the purpose of attending, participating and voting at such meeting.

39.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

40.

Notices, or documents including any Corporate Communication, except as otherwise provided in the Articles, and to the extent permitted by, and in compliance with the requirements of, the Listing Rules, shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex, telecopy or e-mail to him or to his address as shown in the register of Members or e-mail address last known to the Company, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands, or by placing it on the Company’s Website and the Designated Stock Exchange’s website, or by advertisement published in the manner prescribed in the Listing Rules.

41. (a)

Where a notice or document, including any Corporate Communication, is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

(b)

Where a notice or document, including any Corporate Communication, is sent by cable, telex, telecopy or e-mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization and to have been effected on the day the same is sent as aforesaid or at such later time as may be prescribed by the Listing Rules or any applicable laws or regulations.

(c)

Where a notice, or document, including any Corporate Communication, is delivered or left at the address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left.

(d)

Where a notice, or document, including any Corporate Communication, is served by being placed on the Company’s Website and the Designated Stock Exchange’s website, shall be deemed to be served at the time the notice or document first appears on the Company’s Website and the Designated Stock Exchange’s website, or at such later time as may be prescribed by the Listing Rules.

(e)

Where a notice, or document, including any Corporate Communication, is served by advertisement shall be deemed to have been served on the date of issue of the official publication and/or newspaper(s) in which the advertisement is published (or on the last day of issue if the publication and/or newspaper(s) are published on different dates).

42.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

43.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

44.	Notice of every general meeting shall be given in any manner hereinbefore authorized to:

(a)

every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members;

(b)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting;

(c)	the Auditors;

(d)	each Director and alternate Director;

(e)	the Designated Stock Exchange; and

(f)	such other person to whom such notice is required to be given in accordance with the Listing Rules.

No other person shall be entitled to receive notices of general meetings.

PROCEEDINGS AT GENERAL MEETINGS

45.

No business shall be transacted at any general meeting unless a quorum of Members is Present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least one third of the voting rights of the issued shares of the Company Present shall be a quorum.

46.

A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

47.

If within half an hour from the time appointed for the meeting a quorum is not Present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place (whether physical or virtual) or to such other time or such other place (whether physical or virtual) as the Directors may determine and if at the adjourned meeting a quorum is not Present within half an hour from the time appointed for the meeting the Members Present shall be a quorum.

48.

The Chairman of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be Present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors Present shall elect one of their number to be Chairman of the meeting.

49.

If at any general meeting no Director is willing to act as Chairman or if no Director is Present within fifteen minutes after the time appointed for holding the meeting, the Members Present shall choose one of their members to be Chairman of the meeting.

49A.

The Chairman of any general meeting shall be entitled to attend and participate at such general meeting by means of Communication Facilities, and to act as the Chairman of the general meeting, in which event:

(a)	the Chairman shall be deemed to be Present at the meeting; and

(b)

if the Communication Facilities are interrupted or fail for any reason to enable the Chairman to hear and be heard by all other Persons attending and participating at the meeting, then the Directors Present at the meeting shall choose another Director Present to act as Chairman of the meeting for the remainder of the meeting; provided that if (i) no other Director is Present at the meeting, or (ii) all the Directors Present decline to take the chair, the meeting shall be automatically adjourned to the same day in the next week and at such time and place (whether physical or virtual) as shall be decided by the Directors.

50.

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place (whether physical or virtual), but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

51.

At any general meeting, a resolution put to the vote of the meeting shall be decided on a poll conducted by the Chairman save that Chairman of the general meeting may, in good faith, allow a resolution which relates purely to a procedural or administrative matter as prescribed under the Listing Rules to be voted on by a show of hands. A poll shall (subject as provided in Article 53) be taken in such manner (including the use of ballot or voting papers or tickets or by Electronic means) and at such time and place as the Chairman directs.

52.	[Intentionally deleted.]

53.

A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the general meeting directs and any business other than that upon which a poll has been demanded or is contingent thereon may be proceeded with pending the taking of the poll.

VOTES OF MEMBERS

54.

A Member’s right to vote is subject to the requirements under the Listing Rules regarding circumstances requiring a member to abstain from voting to approve a matter under consideration, and any votes in contravention of such abstention shall not be counted.

55.

In the case of joint holders of record, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

56.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

57.

No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

58.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

59.	On a poll votes may be given either personally or by proxy.

PROXIES

60.

The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorized in that behalf. A proxy need not be a Member of the Company.

61.

The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place or in such other manner (including by Electronic means) as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited.

62.

The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

63.

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

64.

Any corporation which is a Member of record of the Company may in accordance with its constitutional documents or in the absence of such provision by resolution of its Directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

64A.

If a Recognised Clearing House (or its nominee(s)) is a Member of record of the Company it may authorise such person or persons as it thinks fit to act as its representative(s) at any meeting of the Company or of any class of Members, provided that, if more than one person is so authorised, the authorisation shall specify the number and class of Shares in respect of which each such person is so authorised. The person so authorised will be deemed to have been duly authorised without the need to produce any documents of title, notarised authorisation and/or further evidence to substantiate that person is so authorised. A person so authorised pursuant to this Article shall be entitled to exercise the same rights and powers on behalf of the Recognised Clearing House (or its nominee(s)) which that person represents as that Recognised Clearing House (or its nominee(s)) could exercise as if such person were an individual Member of record of the Company holding the number and class of Shares specified in such authorisation.

65.

Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

DIRECTORS

66.

There shall be a Board of Directors consisting of no more than nine persons (exclusive of alternate Directors) PROVIDED HOWEVER that the Company may from time to time by ordinary resolution increase or reduce the limits in the number of Directors. The Directors shall be elected or appointed in the first place by subscribers to the Memorandum of Association or by a majority of them and thereafter by the Members at the general meeting.

67.	Each Director shall hold office until the expiration of his term and until his successor shall have been elected and qualified.

68.

The remuneration to be paid to the Directors shall be such remuneration as the Directors shall determine. Such remuneration shall be deemed to accrue from day to day. The Directors shall also be entitled to be paid their reasonable traveling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

69.

The Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

70.

A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

71.

A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

72.	A shareholding qualification for Directors may be fixed by the Company in general meeting, but unless and until so fixed no qualification shall be required.

73.

A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

74.

No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. Subject to compliance with the Listing Rules, a Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

75.

A general notice that a Director or alternate Director is a shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Article 74 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

APPOINTMENT AND REMOVAL OF DIRECTORS

76.

The Company may by ordinary resolution appoint any person to be a Director and may in like manner remove any Director and may in like manner appoint another person in his stead notwithstanding anything in these Articles or in any agreement between the Company and such Director. A vacancy on the Board created by the removal of a Director under this Article may be filled by the election or appointment by ordinary resolution at the meeting at which such Director is removed or pursuant to Article 77 below.

77.

The Directors, by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors but so that the total amount of Directors (exclusive of alternate Directors) shall not at any time exceed the number fixed in accordance with these Articles. Any Director so appointed shall hold office only until the first annual general meeting of the Company after such Director’s appointment and shall then be eligible for re-election at that meeting.

77A.

At every annual general meeting of the Company one-third of the Directors for the time being (or, if their number is not three or multiple of three, then the number nearest to, but not less than, one-third) shall retire from office by rotation provided that every Director (including those appointed for a specific term) shall be subject to retirement by rotation at least once every three years. Any Director required to stand for re-election pursuant to Article 77 shall not be taken into account in determining the number of Directors and which Directors are to retire by rotation. A retiring Director shall retain office until the close of the meeting at which such Director retires and shall be eligible for re-election at such meeting. The Company at any annual general meeting at which any Directors retire may fill the vacated office by electing a like number of persons to be Directors.

VACATION OF OFFICE OF DIRECTOR

78.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(c)	if he is found a lunatic or becomes of unsound mind.

ALTERNATE DIRECTORS AND VISITATION RIGHTS

79.

A Director who expects to be unable to attend Directors’ Meetings because of absence, illness or otherwise may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event of absence therefrom of his appointor, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointor, any other act or thing which his appointor is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointor, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointor ceases to be a Director or removes the appointee from office— Any appointment or removal under this Article shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

80.

The business of the Company shall be managed by the Directors (or a sole Director if only one is appointed) who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

81.

The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorize any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

82.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

83.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

84.

The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

85.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

86.

The Directors may, from time to time, and except as required by applicable law or the listing rules of the recognized stock exchange or automated quotation system where the Company’s securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board of Directors on various corporate governance related matters as the Directors shall determine by resolution from time to time.

PROCEEDINGS OF DIRECTORS

87.

Except as otherwise provided by these Articles, the Directors shall meet together for the dispatch of business, convening, adjourning and otherwise regulating their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes of the Directors and alternate Directors present at a meeting at which there is a quorum, the vote of an alternate Director not being counted if his appointor be present at such meeting. In case of an equality of votes, the Chairman of the Board of Directors shall have a second or casting vote.

88.

A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least three days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex, telecopy or email the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organization as the case may be.

89.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the then existing Directors and shall include Robin Yanhong Li, provided that a Director and his appointed alternate Director shall be considered only one person for this purpose. If at any time there is only a sole Director the quorum shall be one. For the purposes of this Article, an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors. A meeting of the Directors may be held by means of telephone or teleconferencing or any other telecommunications facility provided that all participants are thereby able to communicate immediately by voice with all other participants.

90.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

91.

The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within fifteen minutes after the time appointed for holding the same, the Directors present may choose one of their numbers to be Chairman of the meeting.

92.

The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors (including Alternate Directors in the absence of their appointors) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

93.

A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall have a second or casting vote.

94.

All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

95.

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

96.

A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

PRESUMPTION OF ASSENT

97.

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

MANAGEMENT OF THE COMPANY

98. (a)

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)

The Directors from time to time and at any time may establish any committees, local bonds or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local bonds or any managers or agents and may fix their remuneration.

(c)

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of tire powers, authorities and discretions for the time being vested in the Directors and may authorize the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorized by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

OFFICERS

99.

Subject to these Articles, the Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and/or one or more Vice Presidents, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit.

SEAL

100. (a)

The Company may, if the Directors so determine, have a Seal which shall, subject to paragraph (c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorized by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)

The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)

A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

101.

Subject to the Statute, the Directors may from time to time declare dividends (including interim dividends) and distributions on shares of the Company outstanding and authorize payment of the same out of the funds of the Company lawfully available therefore.

102.

The Directors may, before declaring any dividends or distributions, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

103.	No dividend or distribution shall be payable except out of the profits of the Company, realized or unrealized, or out of the share premium account or as otherwise permitted by the Statute.

104.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Article as paid on the share.

105.	The Directors may deduct from any dividend or distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

106.

The Directors may declare that any dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

107.

Any dividend, distribution, interest or other monies payable in cash in respect of shares may be Paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such wire transfer, cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

108.	No dividend or distribution shall bear interest against the Company.

CAPITALIZATION

109.

The Company may upon the recommendation of the Directors by ordinary resolution authorize the Directors to capitalize any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in, which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalization, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorize any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalization and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

110.	The Directors shall cause proper books of account to be kept with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

111.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorized by the Directors or by the Company in general meeting.

112.

The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

113.

The Company shall at every annual general meeting by an ordinary resolution appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting of the Company. The Company may by an ordinary resolution remove an Auditor before the expiration of such Auditor’s term of office. No person may be appointed as an Auditor unless such person is independent of the Company. The remuneration of the Auditors shall be fixed by the Company at the annual general meeting at which they are appointed by an ordinary resolution, or in the manner specified in such resolution.

114.

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability, the Directors may fill the casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The Auditor or Auditors of the Company so appointed shall hold office until the next annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The remuneration of any Auditor appointed by the Directors under this Article may be fixed by the Directors.

115.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

116.

Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

INFORMATION

117.

No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Directors would not be in the interests of the members of the Company to communicate to the public.

118.

The Directors shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members. Except when a register is closed and, if applicable, subject to the additional provisions of Article 31, the branch register of members in Hong Kong shall during business hours be kept open for inspection by any Member without charge. The reference to business hours in this Article is subject to such reasonable restrictions as the Company in general meeting may impose, but so that not less than two hours in each business day is to be allowed for inspections.

WINDING UP

119.	Subject to the Statute, the Company may by Special Resolution resolve that the Company be wound up voluntarily.

120.

If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

121.

If the Company shall be wound up, and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. This Article is to be without prejudice to the rights of the holders of shares issued upon special terms and conditions.

INDEMNITY

122.

The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own willful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the willful neglect or default of such Director, Officer or trustee. Each Member agrees to waive any claim or right of action he might have, whether individually or by or in the right of the Company, against any Director or officer on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company; PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director.

FINANCIAL YEAR

123.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

AMENDMENTS OF ARTICLES

124.	Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

REGISTRATION BY WAY OF CONTINUATION

125.

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.